Exhibit 99.01

Media Contact: Jen Bernier MIPS Technologies, Inc. +1 408 530-5178 jenb@mips.com	Investor Contact: Maury Austin MIPS Technologies, Inc. +1 408 530-5100 ir@mips.com

MIPS Technologies' Fourth Quarter Revenue Grows 33% Sequentially

 - 85% Year-to-year Quarterly Revenue Growth
-   75% Year-to-year Quarterly Unit Growth

SUNNYVALE, Calif. – August 4, 2010 – MIPS Technologies, Inc. (NASDAQ: MIPS), a leading provider of industry-standard processor architectures and cores for digital consumer, home networking, wireless, communications and business applications, today reported consolidated financial results for its fourth fiscal quarter and fiscal 2010 ended June 30, 2010.  All financial results are reported in U.S. GAAP unless otherwise noted, and compare current results with historical results recast to reflect the disposition of MIPS Technologies’ Analog Business Group.

Fourth Quarter Fiscal 2010 Details:

Revenue for the fourth quarter was $23.3 million, an increase of 33 percent over the prior quarter revenue of $17.5 million and an increase of 85 percent from the $12.6 million reported in the fourth fiscal quarter a year ago.

Revenue from royalties was $12.4 million, an increase of 3 percent from the prior quarter and 62 percent from the fourth quarter a year ago. License revenue was $10.9 million, a sequential increase of 101 percent from the prior quarter and an increase of 120 percent from the $4.9 million reported in the fourth quarter a year ago.

The Company’s fiscal Q4 GAAP net income from continuing operations was $5.7 million or $0.12 per share compared to $3.1 million and $0.07 per share in the third quarter and $2.7 million and $0.06 per share in the fourth quarter a year ago.

Non-GAAP net income from continuing operations in the fourth quarter of fiscal 2010, which excludes certain costs detailed in the tables below, was $7.2 million or $0.15 per share, compared with $3.9 million or $0.08 per share in the prior quarter and $5.5 million or $0.12 per share in the fourth quarter a year ago. The tables below provide a reconciliation of non-GAAP measures used in this press release to the corresponding GAAP results.

“The fourth quarter was quite successful for MIPS, showing clear momentum and increasing traction across our target markets. We experienced one of our best core licensing quarters ever, and the highest royalty unit shipments in the company’s history,” said Sandeep Vij, MIPS Technologies chief executive officer.

Summary Annual Fiscal 2010 Financial Results:

•	Royalty units grew to a record 510 million units from 427 million units in FY09
•	Revenue grew to $71.0 million
•	GAAP net income from Continuing Operations was $12.6 million or $0.27 per share
•	Non-GAAP net income from Continuing Operations was $17.7 million or $0.38 per share
•	Cash and investments net of debt grew to $52.4 million at June 30, 2010 from $31.7 million at June 30, 2009
•	The Company is now debt-free

MIPS Technologies invites you to listen in a live conference call to management’s discussion of Q4 and fiscal 2010 results, as well as forward looking guidance for Q1 fiscal 2011. The conference call number is 210-839-8502 and the replay number is 203-369-0063. The password for both calls is MIPS. The replay will be available for 30 days shortly following the end of the conference call. An audio replay of the conference call will also be posted on the company’s website at: www.mips.com/company/investor-relations/.

About MIPS Technologies, Inc.
MIPS Technologies, Inc. (NASDAQ: MIPS) is a leading provider of industry-standard processor architectures and cores that power some of the world’s most popular products for the home entertainment, communications, networking and portable multimedia markets. These include broadband devices from Linksys, DTVs and digital consumer devices from Sony, DVD recordable devices from Pioneer, digital set-top boxes from Motorola, network routers from Cisco, 32-bit microcontrollers from Microchip Technology and laser printers from Hewlett-Packard. Founded in 1998, MIPS Technologies is headquartered in Sunnyvale, California, with offices worldwide. For more information, contact (408) 530-5000 or visit www.mips.com.

Forward Looking Statements
This press release contains forward-looking statements; such statements are indicated by forward-looking language such as “plans”, “anticipates”, “expects”, “will”, and other words or phrases contemplating future activities including statements about future technology and growth. These forward-looking statements include MIPS Technologies’ expectation regarding improvements in financial results. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a number of different risks and uncertainties, including but not limited to: the fact that there can be no assurance that our products will achieve market acceptance, changes in our research and development expenses, the anticipated benefits of our partnering relationships may be more difficult to achieve than expected, the timing of or delays in customer orders, delays in the design process, the length of MIPS Technologies’ sales cycle, MIPS’ ability to develop, introduce and market new products and product enhancements,  the level of demand for semiconductors and end-user products that incorporate semiconductors and our ability to compete effectively with larger companies and other companies that are active in our markets. For a further discussion of risk factors affecting our business, we refer you to the risk factors section in the documents we file from time to time with the Securities and Exchange Commission.

MIPS is a trademark or registered trademark in the United States and other countries of MIPS Technologies, Inc. All other trademarks referred to herein are the property of their respective owners.

MIPS TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2010	June 30, 2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$31,625	$44,507
Short term investments	20,736	—
Accounts receivable, net	7,527	2,461
Prepaid expenses and other current assets	819	1,566
Total current assets	60,707	48,534
Equipment, furniture and property, net	2,093	2,608
Goodwill	565	565
Other assets	7,542	11,699
Assets of discontinued operations	—	4,479
Total assets	$70,907	$67,885
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,529	$2,305
Accrued liabilities	13,911	8,568
Debt – short term	—	4,986
Deferred revenue	3,217	2,011
Total current liabilities	18,657	17,870
Long-term liabilities:
Debt – long term	—	7,813
Other long term liabilities	6,116	9,603
Total long term liabilities	6,116	17,416
Liabilities of discontinued operations	26	5,938
Stockholders’ equity	46,108	26,661
Total liabilities and stockholders’ equity	$70,907	$67,885

MIPS TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2010	2009	2010	2009
Revenue:
Royalties	$12,422	$7,672	$45,665	$42,521
License and contract revenue	10,860	4,942	25,291	27,672
Total Revenue	23,282	12,614	70,956	70,193
Costs and expenses:
Cost of sales	586	137	894	667
Research and development	6,416	5,449	24,330	21,496
Sales and marketing	4,940	3,247	15,780	11,015
General and administrative	3,571	3,586	13,564	15,523
Restructuring	696	15	696	659
Total costs and expenses	16,209	12,434	55,264	49,360
Operating income	7,073	180	15,692	20,833
Other income (expense), net	8	(1,837)	210	(2,381)
Income (loss) before income taxes	7,081	(1,657)	15,902	18,452
Provision (benefit) for income taxes	1,385	(4,345)	3,274	7,529
Income from continuing operations	5,696	2,688	12,628	10,923
Income (loss) from discontinued operations, net of tax	214	(11,026)	214	(22,059)
Gain on disposition, net of tax	—	1,698	—	1,698
Net income (loss)	$5,910	$(6,640)	$12,842	$(9,438)
Net income per share, basic – from continuing operations	$0.12	$0.06	$0.28	$0.24
Net income (loss) per share, basic – from discontinued operations	$0.01	$(0.21)	$0.00	$(0.45)
Net income (loss) per share, basic	$0.13	$(0.15)	$0.28	$(0.21)
Net income per share, diluted – from continuing operations	$0.12	$0.06	$0.27	$0.24
Net income (loss) per share, diluted – from discontinued operations	$0.00	$(0.21)	$0.01	$(0.45)
Net income (loss) per share, diluted	$0.12	$(0.15)	$0.28	$(0.21)
Common shares outstanding, basic	45,890	44,936	45,477	44,634
Common shares outstanding, diluted	47,291	45,465	46,371	44,935

MIPS TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME and NET INCOME PER SHARE

(In thousands, except per share data)

(unaudited)

		Three Months Ended June 30, 2010	Three Months Ended March 31, 2010	Three Months Ended June 30, 2009
	GAAP net income (loss)	$5,910	$3,061	$(6,640)
	Net income (loss) per basic share	$0.13	$0.07	$(0.15)
	Net income (loss) per diluted share	$0.12	$0.07	$(0.15)
(a)	(Gain) loss from discontinued operations, net of tax	$(214)	—	$11,026
(b)	Gain on disposition, net of tax	—	—	(1,698)
(c)	Stock-based compensation expense	864	800	1,029
(d)	Equity writedown	—	—	1,723
(e)	Restructuring	696	—	15
(f)	Gain on investment	(103)	—	—
(g)	Tax adjustment	(23)	—	(5)
(h)	Tax on change in legal structure	25	—	—
	Non-GAAP net income	$7,155	$3,861	$5,450
	Non-GAAP net income per basic share	$0.16	$0.08	$0.12
	Non-GAAP net income per diluted share	$0.15	$0.08	$0.12
	Common shares outstanding – basic	45,890	45,560	44,936
	Common shares outstanding – diluted	47,291	46,472	45,465

These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations.  The Company believes that presentation of net income (loss) and net income (loss) per share excluding discontinued operations, gain on the disposition, stock-based compensation expense, restructuring cost, equity writedown, gain on investment, tax adjustment and tax on change in legal structure provides meaningful supplemental information to investors, as well as management that is indicative of the Company’s ongoing operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(a)	This adjustment reflects the (gain) loss, net of tax, of the Analog Business Group.

(b)	This adjustment reflects the gain, net of tax, on the divestiture of the Analog Business Group.

(c)
This adjustment reflects the stock-based compensation expense.  For the fourth quarter of fiscal 2010 ending June 30, 2010, $864,000 of stock-based compensation was allocated as follows: $312,000 to research and development, $230,000 to sales and marketing and $322,000 to general and administrative.  For the third quarter of fiscal 2010 ending March 31, 2010, $800,000 stock-based compensation expense was allocated as follows: $297,000 to research and development, $221,000 to sales and marketing and $282,000 to general and administrative.  For the fourth fiscal quarter ending June 30, 2009, $1 million stock-based compensation expense was allocated as follows: $399,000 to research and development, $317,000 to sales and marketing and $313,000 to general and administrative.

(d)	This adjustment reflects certain equity write down under other income (expense) related to investment associated with an equity position in a private company.

(e)	This adjustment reflects restructuring expense related to reduction in workforce.

(f)	This adjustment reflects a gain on an investment in a privately held company that was acquired. This gain was recorded in other income (expense).

(g)	This adjustment reflects the net tax effect of the specific items presented in the non-GAAP adjustments described above.

(h)	This adjustment reflects the withholding tax in connection with the change in legal structure of foreign operations.

MIPS TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME and NET INCOME PER SHARE

(In thousands, except per share data)

(unaudited)

		Twelve Months Ended June 30, 2010	Twelve Months Ended June 30, 2009
	GAAP net income (loss)	$12,842	$(9,438)
	Net income (loss) per share, basic and diluted	$0.28	$(0.21)
(i)	(Gain) loss from discontinued operations, net of tax	$(214)	$22,059
(j)	Gain on disposition, net of tax	—	(1,698)
(k)	Stock-based compensation expense	3,560	4,187
(l)	Severance adjustment	476	—
(m)	Restructuring	696	659
(n)	Gain on investment	(714)	-
(o)	Equity writedown	—	1,723
(p)	Tax adjustment	(23)	(263)
(q)	Tax on change in legal structure	1,034	—
	Non-GAAP net income	$17,657	$17,229
	Non-GAAP net income per basic share	$0.39	$0.39
	Non-GAAP net income per diluted share	$0.38	$0.38
	Common shares outstanding – basic	45,477	44,634
	Common shares outstanding – diluted	46,371	44,935

These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations.  The Company believes that presentation of net income (loss) and net income (loss) per share excluding discontinued operations, gain on the disposition, stock-based compensation expense, restructuring cost, severance adjustment, gain on investment, equity writedown, tax adjustment and tax on change in legal structure provides meaningful supplemental information to investors, as well as management that is indicative of the Company’s ongoing operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(i)	This adjustment reflects the (gain) loss, net of tax, of the Analog Business Group.

(j)	This adjustment reflects the gain, net of tax, on the divestiture of the Analog Business Group.

(k)
This adjustment reflects the stock-based compensation expense.  For the twelve months ending June 30, 2010, $3.6 million of stock-based compensation was allocated as follows: $1.4 million to research and development, $0.9 million to sales and marketing and $1.3 million to general and administrative.  For the twelve months ending June 30, 2009, $4.2 million of stock-based compensation was allocated as follows: $1.5 million to research and development, $1.0 million to sales and marketing and $1.7 million to general and administrative.

(l)	This adjustment reflects severance to the Company’s former CEO allocated to general and administrative.

(m)	This adjustment reflects restructuring expense related to reduction in workforce and facilities exit costs.

(n)	This adjustment reflects a gain on an investment in a privately held company that was acquired. This gain was recorded in other income (expense).

(o)	This adjustment reflects certain equity write down under other income (expense) related to investment associated with an equity position in a private company.

(p)	This adjustment reflects the net tax effect of the specific items presented in the non-GAAP adjustments.

(q)	This adjustment reflects the withholding tax in connection with the change in legal structure of foreign operations.

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